Exhibit 99.1

News Release

Investor Contact:	Jerry L. Johnson	EnPro Industries, Inc.
	Senior Vice President – Strategy, Corporate Development and Investor Relations	5605 Carnegie Boulevard Charlotte, North Carolina 28209-4674 Phone: 704-731-1500 Fax: 704-731-1511 www.enproindustries.com
Phone:	704-731-1527

Email:	investor.relations@enproindustries.com

EnPro Industries to Acquire Alluxa, Inc.

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Strengthens and expands EnPro’s materials science exposure in specialty optical filters and thin-film coatings technology, bolstering EnPro’s existing thin-film product offering with a focus on serving the most challenging applications in high-growth markets, primarily industrial technology, life sciences, and semiconductor

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Adds proprietary technology platform, processes, and capabilities with a highly differentiated product suite and service offering, including proprietary advanced SIRRUS™ automated plasma deposition software

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Aligns with EnPro’s growth strategy and acquisition criteria with attractive growth opportunities, comprehensive technical capabilities, compelling financial performance, and a proven and experienced management team

CHARLOTTE, N.C., September 28, 2020 — EnPro Industries, Inc. (NYSE: NPO), a leading technology company which uses materials science to push the boundaries of the semiconductor, life sciences, and other technology industries, today announced that it has entered into an agreement to acquire Alluxa, Inc., a privately held, California-based company. Alluxa is an industrial technology company that provides specialized optical filters and thin-film coatings for the most challenging applications in the industrial technology, life sciences, and semiconductor markets. The company’s products are developed through a proprietary coating process using state-of-the-art, advanced equipment.

Alluxa works in collaboration with customers across major end markets to provide customized, complex precision coating solutions through the company’s specialized technology platform and proprietary processes. The company has cultivated long-standing customer relationships across its diversified customer base. Alluxa’s global distribution capabilities support the company’s international reach, serving customers across the Americas, Europe, and Asia. Founded in 2007 and headquartered in Santa Rosa, California, Alluxa has two locations in California with a total of 76 employees.

“Alluxa is recognized as a leader in specialty optical filters and thin-film coatings technology and complements our growing advanced technology presence,” said Marvin Riley, President and Chief Executive Officer of EnPro. “The business adds to our robust expertise and expands the suite of proprietary products and services we offer to our customers. This acquisition demonstrates our commitment to investing in attractive technologies, software, and services in high-growth, high-margin markets and is consistent with our strategy, adding advanced industrial technology capabilities, compelling financial characteristics, and an experienced management team,” Mr. Riley added.

Mr. Riley continued, “we believe that we can accelerate the growth of Alluxa by leveraging EnPro’s capabilities, industry relationships as well as capital and management resources. We look forward to welcoming Alluxa employees to EnPro and working together to create value for our customers and shareholders.”

“This is the beginning of an exciting new chapter for Alluxa, and we are thrilled to join the EnPro family of companies,” said Mike Scobey, Founder, Chief Executive Officer, and Chief Technology Officer of Alluxa. “EnPro, with its extensive capital, commercial, and other resources, is the perfect partner for us as we look to materially accelerate the growth of our company in the coming years,” said Mr. Scobey.

Key Compelling Strategic Benefits

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Proprietary Technology and Processes: Alluxa’s design expertise and proprietary SIRRUS™ plasma deposition software allow the company to provide specialized filters and coatings specific to customer requirements and support the company’s ability to service customers across numerous end markets.

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Well-Positioned in the Industry: Alluxa holds a highly defensible position across end markets through the harmonization of its proprietary software, hardware, processes, and deep engineering expertise to meet challenging customer specifications and manufacture filters that competitors do not supply.

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Growth Acceleration: Alluxa is expected to grow faster than its current served markets, primarily including industrial technology, life sciences, and semiconductor markets, through 2024 and has a proven ability to pivot its sales focus to meet the demand of growing end markets.

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Supplier of Choice with Strong Customer Relationships: Alluxa has cultivated long-term relationships across its diversified customer base through its proprietary technical capabilities and customized product offering. In 2019, Alluxa was the sole source supplier to its customers on approximately one third of its sales, with a fragmented customer base of over 350 customers.

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Proven and Experienced Leadership: Alluxa’s senior management team, who will continue with the business after closing, possess an average of over 20 years of experience in the optics and high-technology fields, resulting in an intimate knowledge of the business and market, the company’s intellectual property and trade secrets, and deep industry relationships.

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Compelling Financial Profile: Alluxa has an attractive revenue and margin profile, with 17 quarters of consecutive revenue growth. By solving customers’ most difficult challenges across a wide range of rapidly growing end markets, we expect Alluxa’s track record of double-digit annual revenue growth to continue under our ownership.

Transaction Terms and Financing

Alluxa complements EnPro’s existing portfolio of businesses in the advanced technology space and fits with EnPro’s growth strategy. Building upon the 2019 acquisitions of LeanTeq and The Aseptic Group, Alluxa represents another step towards EnPro’s strategy to grow in attractive markets, technologies, and applications. The purchase price of Alluxa is $255 million, inclusive of rollover equity.

EnPro is financing the transaction primarily with available cash and rollover equity from Alluxa executives. The transaction, which is subject to customary closing conditions, including regulatory approvals, is expected to close in the fourth quarter of 2020. EnPro will provide additional details about this transaction during EnPro’s third quarter earnings call.

GCA Advisors and Robinson, Bradshaw & Hinson, P.A. are serving as advisors to EnPro. Wells Fargo Securities and Blank Rome LLP are serving as advisors to Alluxa.

About EnPro

EnPro Industries, Inc. is a leading technology company which uses materials science to push the boundaries of the semiconductor, life sciences, and other technology industries with a well-diversified customer base. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

About Alluxa

Founded in 2007 and headquartered in Santa Rosa, California, Alluxa is an industrial technology company that provides specialized optical filters and thin-film coatings for the most challenging applications in the industrial technology, life sciences, and semiconductor markets. Its products are developed through its proprietary coating process using state-of-the-art, advanced equipment. Alluxa partners with customers across major end markets to provide customized, complex precision coating solutions through Alluxa’s specialized technology platform and proprietary processes. For more information about Alluxa, visit the company’s website at http://www.alluxa.com.

Forward-Looking Statements

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. Certain matters with respect to the acquisition of Alluxa are subject to risk and uncertainties, including the possibility that conditions to closing the transaction, including regulatory approvals, may not be satisfied such that the transaction will not close or that the closing may be delayed. EnPro cannot provide assurance that the transaction will be completed within the anticipated time schedule or at all or that, if it is acquired, Alluxa will achieve the growth and performance objectives anticipated by EnPro. In addition, matters addressed in these forward-looking statements involve other risks and uncertainties, which include, but are not limited to: impacts from the COVID-19 pandemic and governmental responses to limit the further spread of COVID-19, including impacts on the company’s operations, and the operations and businesses of its customers and vendors, including whether the company’s operations and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether site-specific health and safety concerns might otherwise require certain of the company’s operations to be halted for some period of time; uncertainty with respect to the duration and severity of these impacts from the COVID-19 pandemic, including impacts on the general economy and the markets served by the company’s customers; other economic conditions in the markets served by EnPro’s businesses and those of its customers, some of which are cyclical and experience periodic downturns and disruptions, such as the recent disruptions in the pricing of oil and gas; prices and availability of its raw materials; the impact of fluctuations in relevant foreign currency exchange rates; unanticipated delays or problems in introducing new products; announcements by competitors of new products, services or technological innovations; changes in pricing policies or the pricing policies of competitors; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations and the discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit obligations and other matters. EnPro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q, describe these and other risks and uncertainties in more detail. EnPro does not undertake to update any forward-looking statements made in this press release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.